                                                                     EXHIBIT 3.7

                   CERTIFICATE OF AMENDMENT AND RESTATEMENT OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              NEXGEN FUELING, INC.

                                   ----------

                     Pursuant to Sections 242 and 245 of the
                        Delaware General Corporation Law

     The undersigned, John T. Romain, being the Chief Financial Officer and Treasurer of NexGen Fueling, Inc., a Delaware corporation (the "Corporation"), hereby certifies as follows:

          1. The present name of the Corporation is NexGen Fueling, Inc., and the date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware is December 20, 2000.

          2. The Amended and Restated Certificate of Incorporation attached hereto as Exhibit A has been duly adopted by the sole stockholder of the Corporation in accordance with the provisions of Sections 228, 242 and 245 of the Delaware Corporation Law.

          3. The Certificate of Incorporation of the Corporation, as amended, is hereby amended and restated in full to read as set forth on Exhibit A attached hereto.

Signed on January 30, 2001

                                        NEXGEN FUELING, INC.


                                        By: /s/ John T. Romain
                                            ------------------------------------
                                            John T. Romain, Chief Financial
                                            Officer and Treasurer

                                    Exhibit A

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              NEXGEN FUELING, INC.

                                      FIRST

          The name of the Corporation is NexGen Fueling, Inc.

                                     SECOND

          The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                      THIRD

          The nature of the business or purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law. In connection therewith, the Corporation shall possess and exercise all of the powers and privileges granted by the Delaware General Corporation Law or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

                                     FOURTH

          The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is Thirty-One Million (31,000,000), consisting of the following classes of capital stock:

          (a) Thirty Million (30,000,000) shares of Common Stock, par value $.01 per share (the "Common Stock"), and

          (b) One Million (1,000,000) shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

          The following is a statement of the powers, preferences and rights and the qualifications, limitations and restrictions of the Common Stock and Preferred Stock:

          A. Preferred Stock. The Board of Directors of the Corporation may by resolution authorize the issuance of shares of Preferred Stock from time to time in one or more series. Shares of Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation may be reissued except as otherwise provided by law. The Board of Directors is hereby authorized to fix or alter the designations, powers and preferences, and relative, participating, optional or other rights of the Preferred Stock, if any, and the qualifications, limitations or restrictions of the Preferred Stock, including, without limitation, dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights (including the number of votes, if any, per share, as well as the number of members, if any, of the Board of Directors of the Corporation which each series of Preferred Stock may be entitled to elect), rights and terms of redemption (including sinking fund provisions, if any), redemption price and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, and to increase or decrease the number of shares of any such series subsequent to the issuance of shares of such series, but not below the number of shares of such series then outstanding. Notwithstanding the foregoing, the Board of Directors shall have no power to alter the rights of any shares of Preferred Stock then outstanding without the consent of the holders of a majority (or other greater proportion established by the Board of Directors) of the outstanding shares the rights of which are to be altered.

          B. Common Stock.

     1. Dividends. Subject to the preferences applicable to the Preferred Stock, if any, outstanding at any time, the holders of the Common Stock shall be entitled to receive such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of the assets or funds of the Corporation legally available therefor.

     2. Liquidation Rights. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation in accordance with applicable law, whether voluntary or involuntary, each Common Stock shall be entitled to share ratably, subject to the rights and preferences of the Preferred Stock, if any, in all assets of the Corporation.

     3. Voting Rights. The holders of Common Stock shall be entitled to one vote for each share upon all matters presented to the stockholders of the Corporation.

                                      FIFTH

     A. Indemnification of Directors and Officers. Each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereunder a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in, the case of any such amendment, only to the extent that such amendment permits the Corporation to


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

provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, amounts owed under Employee Retirement Income Security Act of 1974, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section B of this Article, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board and by special approval of the Board of Directors. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     B. Unpaid Indemnification Claims. If a claim under Section A of this
Article is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     C. Rights Not Exclusive. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.


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

     D. Directors and Officers Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     E. Construction. As used in this Article, references to "the Corporation" shall include, in addition to the resulting or surviving corporation, any constituent corporation absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees and agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     F. Severability. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent of the Corporation as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated or by any other applicable law.

                                      SIXTH

          The Board of Directors of the Corporation shall have the power to adopt, amend or repeal the by-laws of the Corporation.

                                     SEVENTH

          Section 203 of the Delaware General Corporation Law shall not apply to any business combination (as defined in Section 203(c)(3) of the Delaware General Corporation Law, as amended from time to time, or in any successor thereto, however denominated) in which the Corporation shall engage.

                                     EIGHTH

          The directors of the Corporation shall incur no personal liability to the Corporation or its stockholders for monetary damages for the breach of fiduciary duty as a director; provided, that such director liability shall not be limited or eliminated (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for any acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.


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

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                              NEXGEN FUELING, INC.

                                   ----------

                         Pursuant to Section 242 of the
                        Delaware General Corporation Law

          The undersigned, Michael F. Biehl, being the Treasurer of NexGen Fueling, Inc., a Delaware corporation (the "Corporation"), hereby certify as follows:

          1. The name of the Corporation is Nexgen Fueling, Inc.

          2. The amendment of the Certificate of Incorporation as hereinafter set forth has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

          3. The Certificate of Incorporation of NexGen Fueling, Inc. is hereby amended, effective September 15, 2003, so that Article FOURTH shall henceforth read, in its entirety, as follows:

               "A. Authorized Capital. The total number of shares of stock which the Corporation shall have the authority to issue is Three Thousand (3,000) shares of Common Stock, $.01 par value per share.

               B. Limitation on Issuance of Non-Voting Equity Securities. Notwithstanding any other provision in this Article FOURTH, pursuant to Section 1123(a)(6) of Chapter 11 of Title 11 of the United States Code, the Corporation will not issue non-voting equity securities(which shall not be deemed to include any warrants or options to purchase capital stock of the Corporation); provided, however, that this provision (i) will have no further force or effect beyond that required under Section 1123 of the Bankruptcy Code, (ii) will have such force and effect, if any, only for so long as such section is in effect and applicable to the Corporation or any of its wholly-owned subsidiaries and (iii) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect."

          IN WITNESS WHEREOF, the undersigned subscribes this Certificate of Amendment and affirm that the facts stated herein are true under penalties of perjury, this 12th day of September, 2003.


                                        /s/ Michael F. Biehl
                                        ----------------------------------------
                                        Michael F. Biehl, Chief Financial
                                        Officer and Treasurer

Effective Date: September 15, 2003

                              CERTIFICATE OF MERGER

                                       OF

                                   CHELP, INC.
                            (a Delaware corporation)

                                       and

                            COASTAL FABRICATION, LLC
                     (a Delaware limited liability company)

                                      into

                              NEXGEN FUELING, INC.
                            (a Delaware corporation)

               Pursuant to Sections 264(c) and 251 of the General Corporation Law of the State of Delaware (the "DGCL"), the undersigned corporation, DOES HEREBY CERTIFY THAT:

          1. The name and state of incorporation of each of the constituent entities (the "Constituent Entities") are as follows:

Name                              State of Formation
----                              ------------------
CHELP, Inc.....................        Delaware
Coastal Fabrication, LLC.......        Delaware
NexGen Fueling, Inc............        Delaware

          2. An Agreement and Plan of Merger by and among the Constituent Entities, dated October 14, 2005 (the "Agreement and Plan of Merger"), which provides for the merger of CHELP, Inc. and Coastal Fabrication, LLC with and into NexGen Fueling, Inc. (the "Merger"), has been approved, adopted, certified, executed and acknowledged by each of the Constituent Entities in accordance with the provisions of Sections 264 and 251, as applicable, of the DGCL.

          3. The Merger shall become effective at 12:00 pm Eastern Time on October 14, 2005

          4. The surviving entity shall be NexGen Fueling, Inc. and simultaneous herewith its name shall be changed to Chart Energy & Chemicals, Inc. (hereinafter referred to as the "Surviving Corporation").

          5. The Certificate of Incorporation of NexGen Fueling, Inc. currently in effect shall be the Certificate of Incorporation of the Surviving Corporation and shall be amended to reflect the above name change by virtue of the Merger.

          6. The executed Agreement and Plan of Merger is on file at an office of the Surviving Corporation, the address of which is One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio 44125.

          7. A copy of the Agreement and Plan of Merger will be furnished, on request without cost, to all stockholders and members of the Constituent Entities.

                                    * * * * *


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

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Merger as of the 14th day of October, 2005.

                                        NEXGEN FUELING, INC.


                                        By: /s/ Michael F. Biehl
                                            ------------------------------------
                                        Name: Michael F. Biehl
                                        Title: Chief Financial Officer
                                               and Treasurer

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